As Filed with the Securities and Exchange Commission on April 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State of Incorporation)	(I.R.S. Employer Identification Number)

170 Harbor Way

P.O. Box 511

South San Francisco, CA 94083

(650) 837-7000

(Address of principal executive offices)

2000 EQUITY INCENTIVE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

George A. Scangos

President and Chief Executive Officer

Exelixis, Inc.

170 Harbor Way

P.O. Box 511

South San Francisco, CA 94083

(650) 837-7000

(Name, address, and telephone number, including area code, of Agent for Service)

Copies to:

Christoph A. Pereira, Esq.	Robert L. Jones, Esq.
Vice President, Legal Affairs & Secretary	Cooley Godward LLP
Exelixis, Inc.	Five Palo Alto Square
170 Harbor Way	3000 El Camino Real
P.O. Box 511	Palo Alto, California 94306
South San Francisco, CA 94083

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock (par value $.001)	5,396,741 shares	$11.24	$60,659,369	$6,491

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and shares of common stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market System on April 10, 2006. The following chart illustrates the calculation of the registration fee:

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price
Shares issuable pursuant to the 2000 Equity Incentive Plan	4,896,741	$11.24	$55,039,369
Shares issuable pursuant to the Employee Stock Purchase Plan	500,000	$11.24	$5,620,000
Proposed Maximum Aggregate Offering Price			$60,659,369

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Exelixis, Inc. (the “Registrant” or the “Company”) for the purpose of registering an additional: (i) 4,896,741 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan and (ii) 500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan (File Nos. 333-35862, 333-57026, 333-82722, 333-102770, 333-113472 and 333-124536 previously filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2000, March 14, 2001, February 14, 2002, January 28, 2003, March 10, 2004 and May 2, 2005, respectively) are hereby incorporated by reference in this Registration Statement, except as otherwise set forth herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

•	The Company’s latest annual report on Form 10-K for the year ended December 31, 2005, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	The Company’s Current Reports on Form 8-K, filed on January 5, 2006, February 21, 2006, March 20, 2006 and April 3, 2006.

•	The description of the Company’s common stock that is contained in a registration statement on Form 8-A (File No. 000-30235), filed with the SEC on April 6, 2000 pursuant to Section 12 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 102 of the Delaware General Corporation Law (the “DGCL”), the Company’s Certificate of Incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DCGL, the Company’s Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Company’s Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company’s Bylaws. These agreements, among other things, indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by the Company, arising out of such person’s services as a director or executive officer with respect to the Company, any of subsidiaries of the Company or any other company or enterprise to which the person provides services at the Company’s request.

Item 8. Exhibits

Exhibit Number	Description
4.1	2000 Equity Incentive Plan. (1)

4.2	2000 Employee Stock Purchase Plan. (2)

4.3	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise permissible). (3)

4.4	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise may be restricted). (4)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature pages to this Registration Statement).

(1)	Filed as an Exhibit to Exelixis, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-96335), as filed with the Securities and Exchange Commission on February 7, 2000, as amended, and incorporated herein by reference.
(2)	Filed as Appendix A to Exelixis, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 18, 2005 and incorporated herein by reference.
(3)	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on November 8, 2004 and incorporated herein by reference.
(4)	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 2004 and incorporated herein by reference.

UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on April 12, 2006.

EXELIXIS, INC.

By:	/s/ George A. Scangos
George A. Scangos, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Scangos, Christoph Pereira and Frank Karbe, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Scangos George A. Scangos, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2006

/s/ Frank Karbe Frank Karbe	Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2006

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board of Directors	April 12, 2006

/s/ Charles Cohen Charles Cohen, Ph.D.	Director	April 12, 2006

/s/ Alan M. Garber Alan M. Garber, M.D., Ph.D.	Director	April 12, 2006

/s/ Vincent T. Marchesi Vincent T. Marchesi, M.D., Ph.D.	Director	April 12, 2006

/s/ Frank McCormick Frank McCormick, Ph.D.	Director	April 12, 2006

/s/ George Poste George Poste D.V.M., Ph.D.	Director	April 12, 2006

/s/ Jack L. Wyszomierski Jack L. Wyszomierski	Director	April 12, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	2000 Equity Incentive Plan. (1)

4.2	2000 Employee Stock Purchase Plan. (2)

4.3	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise permissible). (3)

4.4	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise may be restricted). (4)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature pages to this Registration Statement).

(1)	Filed as an Exhibit to Exelixis, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-96335), as filed with the Securities and Exchange Commission on February 7, 2000, as amended, and incorporated herein by reference.
(2)	Filed as Appendix A to Exelixis, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 18, 2005 and incorporated herein by reference.
(3)	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on November 8, 2004 and incorporated herein by reference.
(4)	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 2004 and incorporated herein by reference.